RESTATED

                            ARTICLES OF INCORPORATION

                                       OF

                               ANZA CAPITAL, INC.


     The undersigned being the President and Secretary of Anza Capital, Inc., a Nevada Corporation, hereby certify that by unanimous written consent of the Board of Directors on February 28, 2003, and approved by the shareholders at the annual meeting held on April 11, 2003, it was voted that the Corporation would amend and restate its articles of incorporation in accordance with Nevada Revised Statutes 78.403, as follows:

                                    ARTICLE I

     This corporation is incorporated pursuant to the laws of the State of Nevada.

                                   ARTICLE II

     The  name  of  this  corporation  is:     ANZA  CAPITAL,  INC.

                                   ARTICLE III

     The  duration  of  this  Corporation  shall  be  perpetual.

                                   ARTICLE IV

     The Corporation shall have unlimited power to engage in and do any lawful act concerning any or all lawful business for which corporations may be organized under the Nevada corporation codes.

                                    ARTICLE V

     This Corporation is authorized to issue two classes of shares of stock to be designated as "Common Stock" and "Preferred Stock". The total number of shares of Common Stock which this Corporation is authorized to issue is One Hundred Million (100,000,000) shares, par value $0.001. The total number of shares of Preferred Stock which this Corporation is authorized to issue is Two Million Five Hundred Thousand (2,500,000) shares, par value $0.001.

     The shares of Preferred Stock may be issued from time to time in one or more series. The Board of Directors of the Corporation (the "Board of Directors") is expressly authorized to provide for the issue of all or any of the shares of the Preferred Stock in one or more series, and to fix the number of shares and to determine or alter for each such series, such voting powers, full or limited, or no voting powers, and such designations, preferences, and relative, participating, optional, or other rights and such qualifications, limitations, or restrictions thereof, as shall be stated and expressed in the resolution or resolutions adopted by the Board of Directors providing for the issue of such shares (a "Preferred Stock Designation") and as may be permitted by the General Corporation Law of the State of Nevada. The Board of Directors is also expressly authorized to increase or decrease (but not below the number of shares of such series then outstanding) the number of shares of any series subsequent to the issue of shares of that series. In case the number of shares of any such series shall be so decreased, the shares constituting such decrease shall resume the status that they had prior to the adoption of the resolution originally fixing the number of shares of such series.

                                   ARTICLE VI

     The Corporation will not commence business until consideration of the value of at least five Hundred Dollars ($500.00) has been received for the issuance of shares.

                                   ARTICLE VII

     Omitted.

                                  ARTICLE VIII

     The stock of this Corporation shall not be subject to any assessment to pay the debts of the Corporation

     A. Number of Directors. The initial Board of Directors of the Corporation shall consist of five members who need not be shareholders of the Corporation, or residents of the State of Nevada.

     B.     Names  of  Initial  Board.  Ommitted.

     C. Voting for Directors. Directors shall be elected by a vote of such majority of a quorum of shareholders present at any meeting held for such purpose. Cumulative voting shall not be allowed.

                                    ARTICLE X

     No contract or transaction between the Corporation and one or more of its directors or officers or shareholders, or between the Corporation and any other entity in which one or more of its officers, directors or shareholders or officers, directors or shareholders, shall be void or voidable solely for this reason, or solely because the officers, directors or shareholders or present at, or participate in the meeting of the Board of Directors, committee thereof, or shareholders which authorized the transaction. Interested officers, directors or shareholders may be counted for purposes of a quorum, and interested shareholders may vote on the question of approval of such contract or transaction, provided, however, that full disclosure of their interest is made prior to such vote to the other shareholders present at such meeting, or if by proxy, in a statement in writing delivered to such other shareholders not later than the date on which their proxy is requested for such meeting.

                                   ARTICLE XI

     In addition to the other powers now or hereafter conferred upon the Board of Directors by the Articles of Incorporation, by the By-Laws of the Corporation, or the laws of the State of Nevada, the Board of Directors may from time to time distribute to the shareholders in partial liquidation, out of the capital surplus of the Corporation, a portion of the corporate assts, in ash or in kind, and the Board of Directors may cause the Corporation to purchase, take, receive, or otherwise acquire its own shares out of the capital surplus of the Corporation; subject, however, to the limitations contained in the Nevada corporation codes.

                                   ARTICLE XII

     The right to make distributions to stockholders of assets or cash belonging to the Corporation in partial liquidation of the assets of the Corporation is hereby granted to the Board of Directors of the Corporation.

                                  ARTICLE XIII

     The right to sell or acquire stock or assets of this Corporation without stockholders' approval is hereby granted to the Board of Directors of the Corporation.

                                   ARTICLE XIV

     In addition to, and in no way limiting the powers or authority now or hereafter conferred upon the Corporation by the Articles of Incorporation, the By-Laws of the Corporation, or the laws of the State of Nevada, the Corporation shall possess, and may exercise all powers of indemnification of officers, directors, employees, agents, and other persons and all powers and authority incidental thereto (including without limitation of power and authority to advance expenses, and to purchase and maintain insurance with respect thereto), without regard to whether or not such powers and authority are specifically provided for by Nevada corporation codes. The Board of Directors of the Corporation is hereby authorized and empowered on behalf of the Corporation and without shareholder action, to exercise all of the Corporation's authority and powers of indemnification.

                                   ARTICLE XV

     The Corporation reserves the right to amend, alter, change, or repeal any provisions contained herein, or to add any provision to, its Articles of Incorporation, from time to time, and in any manner now or hereafter prescribed or permitted by Nevada corporation codes, and all rights and powers conferred upon directors and shareholders hereby are granted, subject to this reservation.

                                   ARTICLE XVI

     Omitted.

                                  ARTICLE XVII

     The initial By-Laws of the Corporation shall be adopted by the Board of Directors. The power to amend, alter, change, or repeal the By-Laws or adopt new By-Laws shall be vested in the Board of Directors of the Corporation.

                                  ARTICLE XVIII

     Omitted.

     The number of shares of the corporation outstanding and entitled to vote on this Restated Articles of Incorporation is 99,347,900 shares of common stock; that the said change(s) and the Restated Articles of Incorporation have been consented to and approved by a majority of all the Stockholders of each class of stock outstanding and entitled to vote thereon. The changes set forth herein shall be effective upon the filing of these Restated Articles of Incorporation.



--------------------------------
Vincent  Rinehart,
President  and  Secretary

Dated:  April  12,  2003